UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 29, 2024

PROTAGENIC THERAPEUTICS, INC.

(Exact name of Company as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Suite 500, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

212-994-8200

(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Protagenic Therapeutics, Inc. Common Stock	PTIX	Nasdaq
Protagenic Therapeutics, Inc. Common Stock Warrants	PTIXW	Nasdaq

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2024, Protagenic Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue to the Purchasers in a private placement, 1,948,295 shares of the Company’s common stock (the “Shares”), par value $0.0001 per share (“Common Stock”), (or pre-funded warrants in lieu of shares of common stock), series A common stock purchase warrants (the “Series A Common Stock Warrants”) to purchase an aggregate of 1,948,295 shares of Common Stock (the “Series A Common Stock Warrant Shares”) with an exercise price of $0.64 per share (subject to adjustment as described therein), which are exercisable on the trading day immediately following the Stockholder Approval Date (as defined in the Purchase Agreement) for a term of eighteen (18) months from the Stockholder Approval Date (as defined in the Purchase Agreement), and series B common stock purchase warrants (the “Series B Common Stock Warrants”) to purchase an aggregate of 1,948,295 shares of Common Stock (the “Series B Common Stock Warrant Shares”) with an exercise price of $0.64 per share (subject to adjustment as described therein), which are exercisable on the trading day immediately following the Stockholder Approval Date for a term of five (5) years from the Stockholder Approval Date. As used herein, the Series A Common Stock Warrants and the Series B Common Stock Warrants are sometimes referred to collectively as the “Common Stock Warrants”, and the Series A Common Stock Warrant Shares and the Series B Common Stock Warrant Shares are sometimes referred to collectively as the “Common Stock Warrant Shares”. Such private placement is referred to herein as the “Transaction.” The purchase price of each Share and associated Common Stock Warrants was $0.64 ($0.89 in the case of insiders).

The closing of the offering is expected to occur on or before November 4, 2024, subject to the satisfaction of customary closing conditions. The gross proceeds from the Transaction were approximately, $1.275 million, before deducting fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the sale of the securities for working capital purposes.

Brookline Capital Markets, a division of Arcadia Securities, LLC (“Brookline”), acted as sole placement agent for the Transaction. The Company issued to Brookline or its designees warrants (the “Placement Agent Warrants”) to purchase up to 129,489 shares of Common Stock at an exercise price equal to $0.64 per share. The Placement Agent Warrants are exercisable immediately upon issuance and on or before the Termination Date (as defined in the Placement Agent Warrants).

The Shares, Common Stock Warrants and the Common Stock Warrant Shares were issued in a private placement and without registration under the Securities Act of 1933, as amended (the “Securities Act”), and in reliance on the exemption provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Pursuant to the terms of the Purchase Agreement, and subject to certain exceptions as set forth therein, from the date of the Purchase Agreement until the later of (i) forty-five (45) days following the Effective Date (as defined in the Purchase Agreement) and (ii) the Stockholder Approval Date, the Company has agreed not to issue (or enter into any agreement to issue) any shares of Common Stock or Common Stock equivalents or file any registration statement or any amendment or supplement thereto; provided, however, that, commencing on the thirtieth (30th) day following the date of the Purchase Agreement, the Company may issue shares of its Common Stock pursuant to its At Market Issuance Sales Agreement with B. Riley Securities, Inc. and EF Hutton, division of Benchmark Investments, LLC, provided that any sales made under such agreement are made at or above the Per Share Purchase Price (as defined in the Purchase Agreement). The Company has further agreed not to enter into an agreement involving a variable rate transaction until one (1) year anniversary of the Effective Date. In addition, each of the Company’s directors and executive officers have entered into lock-up agreements pursuant to which each of them has agreed not to, for a period of 90 days from the closing of the Transaction, offer, sell, transfer or otherwise dispose of the Company’s securities, subject to certain exceptions.

2

The Company has agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale of the Shares, and the Common Stock Warrant Shares within 30 days of the date of the Purchase Agreement, to use its best efforts to cause such Registration Statement to be declared effective as promptly as possible after the filing thereof, but in any event no later than sixty (60) days following the date of the Registration Rights Agreement, unless the Securities and Exchange Commission reviews the Registration Statement, in which case not more than ninety (90) days following the date of the Registration Rights Agreement, and to use its best efforts to keep such registration statement effective at all times until all Shares, Common Stock Warrants and Common Stock Warrant Shares have been sold or may be sold without restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

The foregoing descriptions of the Series A Common Stock Warrants, Series B Common Stock Warrants, the Placement Agent Warrants the Purchase Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the form of Series A Common Stock Warrants, form of Series B Common Stock Warrants, form of Purchase Agreement and form of Registration Rights Agreement, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference.

The Common Stock Warrants, and the Placement Agent Warrants and the Common Stock Warrant Shares, and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants have not been registered under the Securities Act, or the securities laws of any state, and are being offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On October 29, 2024, the Company issued a press release announcing the pricing of the Offering.

In each case, the foregoing disclosure is qualified in its entirety by the full text of the respective press releases.

Copies of the press releases are attached as Exhibits 99.1 and 99.2 and are hereby incorporated by reference into this Item 7.01. The information contained in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except to the extent expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Series A Common Stock Purchase Warrant

4.2	Form of Series B Common Stock Purchase Warrant

4.3	Form of Placement Agent Warrant

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement

99.1	Pricing Press Release, dated October 29, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTAGENIC THERAPEUTICS, INC.

Date: October 29, 2024	By:	/s/ Alexander K. Arrow
	Name:	Alexander K. Arrow
	Title:	Chief Financial Officer

4